EXHIBIT 10.3


                   IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT
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     These irrevocable instructions ("Irrevocable Instructions"), dated as of
May 20, 1996, are given by GOLF-TECHNOLOGY HOLDING, INC., an Idaho corporation (the "Company"), to its registrar and transfer agent, INTERSTATE TRANSFER COMPANY ("Transfer Agent"), with respect to the following:


                                    Recitals


     WHEREAS, the Company is offering to sell 9,231 shares of Series B Preferred Stock (the "Preferred Shares") of the Company for an aggregate purchase price of Six Million One Hundred Fifty Dollars ($6,000,150) (U.S.) under the terms set forth in the Certificate of Designation of Series B Preferred Stock (the "Certificate of Designation") and the Regulation S Subscription Agreements ("Subscription Agreements") executed by the Company and the other signatories thereto (the "Subscribers"), copies of each of which are annexed hereto; and

     WHEREAS, each of the Subscribers that is issued Preferred Shares pursuant to a Subscription Agreement is entitled at any time on or after the 45th day after the date of the last closing of a sale of Preferred Shares (which date the Company will certify to the Transfer Agent in writing within 7 days of the date hereof) until such shares are converted (the "Unrestricted Conversion Dates") to convert its Preferred Shares into shares of common stock of the Company, par value $.001 per share ("Converted Stock"), at the conversion prices specified in the Certificate of Designation, by delivering the Preferred Shares to be converted along with the notice required by the Subscription Agreements ("Notice of Conversion") to the Transfer Agent; and

     WHEREAS, the Company and the Subscribers have agreed that, subject to the Transfer Agent's receipt of a legal opinion from legal counsel to the Company, which legal opinion shall rely, in part, upon the truth and correctness of the representations and warranties made by the Subscribers in the Notice of Conversion submitted to the Transfer Agent, the certificates for the Converted Stock shall bear no restrictive legend; and

     WHEREAS, the Company and the Subscribers have agreed that the Company will provide the Transfer Agent with irrevocable instructions to convert one or more of any Subscriber's Preferred Shares into shares of Converted Stock upon receipt, within the Unrestricted Conversion Dates, of the certificates representing the Preferred Shares to be converted along with a valid Notice of Conversion, as defined herein, from a Subscriber and shall direct its legal counsel to issue an opinion letter;


























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and

     WHEREAS, the Transfer Agent has agreed to act as conversion transfer agent on behalf of the Company on the terms and conditions set forth in these Irrevocable Instructions;

     NOW, THEREFORE, in consideration of the premises, the Company and Transfer Agent agree and the Company irrevocably instructs Transfer Agent as follows:

     1.   ISSUANCE OF CONVERTED SHARES.  Upon receipt by the Transfer Agent,
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within the Unrestricted Conversion Dates, of one or more Preferred Shares to be converted, along with a valid Notice of Conversion from a Subscriber pursuant to the Certificate of Designation, the Company hereby irrevocably directs the Transfer Agent to a) calculate the number of shares of Converted Stock to which that Subscriber is entitled (which number is determined by the formula in the Certificate of Designation, b) notify the Company in writing, by facsimile, within two (2) business days after receipt of a facsimile of the Notice of Conversion, of the number of shares of Converted Stock to be issued, and v) use its reasonable efforts to issue the appropriate number of shares of Converted Stock directly to the Subscriber within three (3) business days of the date of receipt of the Notice of Conversion and the original stock certificates ("Stock Certificates") representing the Preferred Shares to be converted in accordance with the Certificate of Designation. Subject to Transfer Agent's receipt of a legal opinion from legal counsel to the Company, the certificates representing the Converted Stock issued in the name of Subscriber shall bear no restrictive legend. The Company acknowledges that its legal counsel will require certifications and representations from the Company regarding the Company's compliance with applicable securities regulations in order for it to render a legal opinion in connection with the issuance of Converted Stock, and, to the extent such requested certifications and representations are true and correct, the Company shall cause its officers to make such representations as may be requested by legal counsel to the Company, including the execution and delivery to such legal counsel of an Officer's Certificate substantially in the form attached hereto as Exhibit A.
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     2.   DISPUTE AS TO NUMBER OF CONVERTED SHARES TO BE ISSUED. In the event
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that the number of shares that the Transfer Agent reasonably calculated to be due a particular Subscriber upon conversion is different from the number of shares claimed by the Subscriber, by virtue of the conversion price or other information set forth in its Notice of Conversion, the Transfer Agent shall nevertheless use its reasonable efforts to issue to the Subscriber a number of shares equal to the lesser of the two numbers within three (3) business days, and, as to the issuability of the remaining disputed number of shares, shall submit the dispute within two (2) business days to the Company's usual legal counsel ("Counsel") for determination. In the event of such a dispute, the Company agrees to instruct its Counsel to resolve any such dispute and notify the parties of the result within three (3) business days after receipt of notice of such dispute. Within two (2) business days of its receipt of the Counsel's results, the Transfer Agent shall issue to the


























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Subscriber any additional shares to which the Subscriber is entitled, based upon the Counsel's results. The Transfer Agent is authorized to rely on the Counsel's results.

     3.   REQUIRED CONVERSION.  In accordance with the Certificate of
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Designation, on December 31, 1997 all Preferred Shares convert into shares of common stock of the Company at the conversion prices described in Section 5 of the Certificate of Designation. At such time, Transfer Agent shall issue a certificate or certificates for the shares of Converted Stock, in accordance with Sections 1 and 2 above, registered in the name of the person in whose name the Preferred Shares are registered on the records of the Company regarding registration and transfers of the Preferred Shares or otherwise as Transfer Agent may be notified by Counsel on the third business day following said date, and shall deliver the shares of Converted Stock to the Subscriber upon receipt of the surrendered Stock Certificates from the Subscriber.

     4.   FEES.  The Company hereby agrees to pay the Transfer Agent for all
          ----
services rendered hereunder.

     5.   NOTICES.  Any notice or demand to be given or that may be given under
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this Agreement shall be in writing and shall be (a) delivered by hand, or (b)
delivered through or by expedited mail or package service, or (c) transmitted by telecopy, in each case with personal delivery acknowledged, addressed to the parties as follows:

     As to the Company:

                                   Golf-Technology Holding, Inc.
                                   13000 Sawgrass Village Circle, Suite 30
                                   Ponte Vedra Beach, Florida 32082
                                   ATTN:  Mr. Harold E. Hutchins
                                   Telephone:  (904) 273-8772
                                   Facsimile:   (904) 273-9067










































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     As to the Transfer Agent:

                                   Interstate Transfer Company
                                   56 West 400 South
                                   Suite 260
                                   Salt Lake City, Utah  8401
                                   ATTN:  Ms. Janis Patterson
                                   Telephone:  (801) 531-7860
                                   Facsimile:  (810) 595-0967

     6.   CANCELLATION OF STOCK CERTIFICATES.  Upon issuance of any Converted
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Stock, the Transfer Agent shall mark on the face of the Stock Certificates so converted or redeemed the word "canceled" and shall return a copy of such canceled Stock Certificate to the Company.

     7.   NONCONTRAVENTION.  The Company undertakes that it will not at any time
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take any action to undertake any activity that would in any way impede, restrict or limit the right and ability of any holder of Preferred Shares to convert its/his/her Preferred Shares into shares of Converted Stock pursuant to the terms and provisions of this Agreement.

     Accordingly, the Company agrees that (i) the instructions and procedures set forth above in this Agreement constitute irrevocable instructions, directions and authorizations to the Transfer Agent that shall be faithfully complied with by the Transfer Agent, and (ii) should the Transfer Agent at any time receive or have received any written or oral communication from the Company or otherwise that could in any way be construed to constitute an authorization or direction for the Transfer Agent to act contrary to or to not faithfully comply with, the irrevocable instruction, direction and authorization set forth in this Section 7, the Transfer Agent shall totally disregard such communication and instead unqualifyingly and promptly comply with the terms hereof.

     The Transfer Agent's execution of this Agreement shall constitute the Transfer Agent's acknowledgement and agreement of its obligation to unqualifyingly and promptly comply with the foregoing. Each of the Subscribers is an intended third party beneficiary of these Irrevocable Instructions.

     8.   INDEMNIFICATION.  The Company agrees to indemnify and hold harmless
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the Transfer Agent, each officer, director, employee and agent of the Transfer
Agent, and each person, if any, who controls the Transfer Agent within the meaning of the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them or such controlling person, may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Transfer Agent of its duties pursuant to the Agreement; and will reimburse the Transfer Agent, and each officer, director, employee and agent of the Transfer Agent, and each such controlling person for any


























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legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any action omission that constitutes gross negligence or willful misconduct.

     Promptly after receipt by an indemnified part under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof, and failure so to notify the Company will relieve the Company from any liability under this Section as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from indemnifying party to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The Company shall not be liable to any such indemnified party on account of any settlement of any claim of action effected without the consent of the Company.

     9.   GOVERNING LAW.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Georgia, without giving effect to conflicts of law provisions.

     10.  ENTIRE AGREEMENT; AMENDMENTS.  This Agreement, together with the
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Exhibits hereto, constitute the full and entire understanding of the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.








































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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May
20, 1996.


COMPANY:


GOLF-TECHNOLOGY HOLDING, INC.



By: /s/ Harold E. Hutchins
   ----------------------------------
   Harold E. Hutchins, Vice President
     and Chief Financial Officer




AGREED TO AND ACCEPTED:


TRANSFER AGENT:


INTERSTATE TRANSFER COMPANY



By: /s/ Janis A. Patterson
   ----------------------------------

Print Name: Janis A. Patterson
           --------------------------

Title: President
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